Exhibit 99.1
LENDINGTREE REPORTS RECORD THIRD QUARTER 2019 RESULTS

•	Record consolidated revenue of $310.6 million; up 58% over 3Q 2018

•	GAAP net income from continuing operations of $24.5 million or $1.67 per diluted share

•	Record variable marketing margin of $115.6 million; up 50% over 3Q 2018

•	Record adjusted EBITDA of $63.0 million; up 39% over 3Q 2018

•	Record adjusted net income per share of $2.25

CHARLOTTE, NC - October 30, 2019 - LendingTree, Inc. (NASDAQ: TREE), the parent of LendingTree, LLC and several companies owned by LendingTree, LLC, today announced results for the quarter ended September 30, 2019.
"LendingTree continued its run of strong results in the third quarter, achieving record levels of revenue, variable marketing margin, and adjusted EBITDA," said Doug Lebda, Chairman and CEO. "While top-line revenue trends have been terrific all year, we were particularly pleased to drive expanded profitability in the quarter while continuing to invest in projects to position the company for success in the quarters and years to come."

J.D. Moriarty, Chief Financial Officer, added "The team executed incredibly well across our portfolio of businesses. We saw some resurgence in the mortgage environment relative to earlier in the year. In student loans, we delivered for our partners in a big way during the peak fall enrollment period. And our small business offering is emerging as a real driver of growth. While the day-to-day execution has been fantastic, we're equally excited about the strategic initiatives and investments that our diversified business has enabled us to make in 2019. These should position us well and catalyze the business in 2020 and beyond."

Third Quarter 2019 Business Highlights

•	Insurance revenue of $74.8 million, representing growth of 57% over third quarter 2018 on a pro forma basis.

•	Mortgage revenue of $62.0 million returned to year-over-year growth, up 12% over third quarter 2018.

•	Credit card revenue of $54.8 million grew 28% over third quarter 2018.

•	Revenue from personal loans of $43.9 million grew 14% over third quarter 2018.

•	In "Other," revenue from small business and student loans grew 71% and 64% year-over-year, respectively.

•
More than 13.2 million consumers have now signed up for My LendingTree. The revenue contribution from My LendingTree grew to $23.9 million, up 40% year-over-year and 19% sequentially. Quarterly active users grew 56% over third quarter 2018.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

	Three Months Ended September 30,		Y/Y	Three Months Ended June 30,	Q/Q
	2019	2018	% Change	2019	% Change
Revenue
Mortgage products (1)	$62.0	$55.3	12%	$54.6	14%
Non-mortgage products (2)	248.6	141.8	75%	223.8	11%
Total revenue	$310.6	$197.1	58%	$278.4	12%
Non-mortgage % of total	80%	72%		80%

Income before income taxes	$26.4	$17.8	48%	$7.3	262%
Income tax (expense) benefit	$(1.9)	$10.5		$5.7
Net income from continuing operations	$24.5	$28.4	(14)%	$13.0	88%
Net income from continuing operations % of revenue	8%	14%		5%

Income per share from continuing operations
Basic	$1.90	$2.22	(14)%	$1.01	88%
Diluted	$1.67	$2.05	(19)%	$0.87	92%

Variable marketing margin
Total revenue	$310.6	$197.1	58%	$278.4	12%
Variable marketing expense (3) (4)	$(195.0)	$(120.3)	62%	$(184.6)	6%
Variable marketing margin (4)	$115.6	$76.8	50%	$93.8	23%
Variable marketing margin % of revenue (4)	37%	39%		34%

Adjusted EBITDA (4)	$63.0	$45.3	39%	$46.3	36%
Adjusted EBITDA % of revenue (4)	20%	23%		17%

Adjusted net income (4)	$32.9	$26.6	24%	$17.6	87%

Adjusted net income per share (4)	$2.25	$1.92	17%	$1.18	91%

(1)	Includes purchase mortgage and refinance mortgage products.
(2)
Includes home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance, deposit and personal credit products and income from the re-sale of advertising to third parties.

(3)
Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Third Quarter 2019 Financial Highlights

•	Record consolidated revenue of $310.6 million represents an increase of 58% over revenue in the third quarter 2018.

•	GAAP net income from continuing operations of $24.5 million, or $1.67 per diluted share.

•	Record variable marketing margin of $115.6 million represented 37% of revenue and grew 50% over third quarter 2018.

•	Record adjusted EBITDA of $63.0 million increased 39% over third quarter 2018.

•	Record adjusted net income per share of $2.25.

•
After borrowing an initial total of $215 million against our revolving credit facility to fund acquisitions, we have since re-payed $140 million, bringing total revolving debt down to $75 million as of October 29, 2019.

Business Outlook - 2019
LendingTree is revising full year 2019 guidance, as follows:

•	Revenue is now anticipated to be in the range of $1,100 - $1,115 million, up from prior range of $1,080 - $1,100 million.

•	Variable marketing margin is expected in the range of $395 - $405 million, compared to prior range of $390 - $405 million.

•	Adjusted EBITDA is anticipated in the range of $197 - $205 million, compared to prior range of $195 - $205 million.

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's third quarter 2019 financial results will be webcast live today, October 30, 2019 at 5:00 PM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 7:00 PM ET on Wednesday, November 6, 2019. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #8574406. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #8574406.

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LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except per share amounts)
Revenue	$310,605	$197,057	$851,416	$562,193
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	17,671	10,838	51,651	22,577
Selling and marketing expense (1)	200,818	124,400	567,338	374,390
General and administrative expense (1)	30,323	22,980	89,391	70,553
Product development (1)	10,200	6,608	30,541	18,835
Depreciation	2,696	1,895	7,737	5,199
Amortization of intangibles	13,778	5,701	41,485	13,628
Change in fair value of contingent consideration	3,839	2,105	21,221	1,197
Severance	179	2,328	636	2,331
Litigation settlements and contingencies	(92)	(88)	(291)	(280)
Total costs and expenses	279,412	176,767	809,709	508,430
Operating income	31,193	20,290	41,707	53,763
Other (expense) income, net:
Interest expense, net	(4,845)	(2,393)	(15,408)	(8,305)
Other income (expense)	4	(69)	143	(106)
Income before income taxes	26,352	17,828	26,442	45,352
Income tax (expense) benefit	(1,889)	10,534	11,552	63,716
Net income from continuing operations	24,463	28,362	37,994	109,068
Loss from discontinued operations, net of tax	(20,199)	(2,634)	(22,024)	(9,269)
Net income and comprehensive income	$4,264	$25,728	$15,970	$99,799

Weighted average shares outstanding:
Basic	12,890	12,799	12,805	12,437
Diluted	14,632	13,850	14,629	14,299
Income per share from continuing operations:
Basic	$1.90	$2.22	$2.97	$8.77
Diluted	$1.67	$2.05	$2.60	$7.63
Loss per share from discontinued operations:
Basic	$(1.57)	$(0.21)	$(1.72)	$(0.75)
Diluted	$(1.38)	$(0.19)	$(1.51)	$(0.65)
Net income per share:
Basic	$0.33	$2.01	$1.25	$8.02
Diluted	$0.29	$1.86	$1.09	$6.98

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$208	$123	$558	$260
Selling and marketing expense	835	1,577	4,867	4,511
General and administrative expense	8,627	8,388	30,534	25,617
Product development	1,127	2,009	4,873	3,996

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LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2019	December 31, 2018
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$50,497	$105,102
Restricted cash and cash equivalents	259	56
Accounts receivable, net	140,843	91,072
Prepaid and other current assets	12,914	16,428
Assets held for sale	—	21,328
Current assets of discontinued operations	—	185
Total current assets	204,513	234,171
Property and equipment, net	31,192	23,175
Goodwill	419,935	348,347
Intangible assets, net	195,337	205,699
Deferred income tax assets	90,983	79,289
Other non-current assets	29,278	2,168
Non-current assets of discontinued operations	7,953	3,266
Total assets	$979,191	$896,115

LIABILITIES:
Revolving credit facility	$85,000	$125,000
Accounts payable, trade	19,492	15,074
Accrued expenses and other current liabilities	109,618	93,190
Current contingent consideration	32,955	11,080
Current liabilities of discontinued operations	31,721	17,609
Total current liabilities	278,786	261,953
Long-term debt	260,973	250,943
Non-current contingent consideration	21,103	27,757
Deferred income tax liabilities	711	894
Other non-current liabilities	28,354	8,360
Total liabilities	589,927	549,907
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,635,268 and 15,428,351 shares issued, respectively, and 12,998,101 and 12,809,764 shares outstanding, respectively	156	154
Additional paid-in capital	1,165,597	1,134,227
Accumulated deficit	(594,512)	(610,482)
Treasury stock; 2,637,167 and 2,618,587 shares, respectively	(181,977)	(177,691)
Total shareholders' equity	389,264	346,208
Total liabilities and shareholders' equity	$979,191	$896,115

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LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income and comprehensive income	$15,970	$99,799
Less: Loss from discontinued operations, net of tax	22,024	9,269
Income from continuing operations	37,994	109,068
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
(Gain) loss on impairments and disposal of assets	(1,119)	1,986
Amortization of intangibles	41,485	13,628
Depreciation	7,737	5,199
Rental amortization of intangibles and depreciation	—	554
Non-cash compensation expense	40,832	34,384
Deferred income taxes	(11,532)	(64,435)
Change in fair value of contingent consideration	21,221	1,197
Bad debt expense	1,865	922
Amortization of debt issuance costs	1,463	1,308
Amortization of convertible debt discount	8,959	8,497
ROU asset amortization, offset by change in operating lease liabilities	302	—
Changes in current assets and liabilities:
Accounts receivable	(50,030)	(23,387)
Prepaid and other current assets	(865)	(2,970)
Accounts payable, accrued expenses and other current liabilities	11,047	(7,910)
Current contingent consideration	(3,000)	(21,900)
Income taxes receivable	4,513	4,223
Other, net	8	(137)
Net cash provided by operating activities attributable to continuing operations	110,880	60,227
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(15,151)	(10,640)
Proceeds from sale of fixed assets	24,060	—
Acquisition of ValuePenguin, net of cash acquired	(105,578)	—
Acquisition of QuoteWizard, net of cash acquired	482	—
Acquisition of Student Loan Hero, net of cash acquired	—	(57,448)
Acquisition of Ovation, net of cash acquired	—	(11,683)
Acquisition of SnapCap	—	(10)
Other investing activities	—	(12)
Net cash used in investing activities attributable to continuing operations	(96,187)	(79,793)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(9,459)	3,236
Contingent consideration payments	(3,000)	(26,600)
Net repayment of revolving credit facility	(40,000)	—
Purchase of treasury stock	(4,286)	(57,018)

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Other financing activities	(34)	(100)
Net cash used in financing activities attributable to continuing operations	(56,779)	(80,482)
Total cash used in continuing operations	(42,086)	(100,048)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(12,316)	(7,352)
Total cash used in discontinued operations	(12,316)	(7,352)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(54,402)	(107,400)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	105,158	372,641
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$50,756	$265,241

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LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(in thousands)
Selling and marketing expense	$200,818	$191,629	$124,400
Non-variable selling and marketing expense (1)	(11,580)	(12,079)	(7,770)
Cost of advertising re-sold to third parties (2)	5,809	5,053	3,628
Variable marketing expense	$195,047	$184,603	$120,258

(1)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

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LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income from continuing operations to variable marketing margin and net income from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(in thousands)
Net income from continuing operations	$24,463	$12,981	$28,362
Net income from continuing operations % of revenue	8%	5%	14%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	17,671	16,310	10,838
Cost of advertising re-sold to third parties (1)	(5,809)	(5,053)	(3,628)
Non-variable selling and marketing expense (2)	11,580	12,079	7,770
General and administrative expense	30,323	27,951	22,980
Product development	10,200	10,175	6,608
Depreciation	2,696	2,559	1,895
Amortization of intangibles	13,778	14,280	5,701
Change in fair value of contingent consideration	3,839	2,790	2,105
Severance	179	403	2,328
Litigation settlements and contingencies	(92)	8	(88)
Interest expense, net	4,845	5,095	2,393
Other (income) expense	(4)	(71)	69
Income tax expense (benefit)	1,889	(5,689)	(10,534)
Variable marketing margin	$115,558	$93,818	$76,799
Variable marketing margin % of revenue	37%	34%	39%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.
(2)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

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LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income from continuing operations to adjusted EBITDA and net income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(in thousands)
Net income from continuing operations	$24,463	$12,981	$28,362
Net income from continuing operations % of revenue	8%	5%	14%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	13,778	14,280	5,701
Depreciation	2,696	2,559	1,895
Severance	179	403	2,328
(Gain) loss on impairments and disposal of assets	609	(2,196)	97
Non-cash compensation expense	10,797	15,982	12,097
Change in fair value of contingent consideration	3,839	2,790	2,105
Acquisition expense	18	60	765
Litigation settlements and contingencies	(92)	8	(88)
Interest expense, net	4,845	5,095	2,393
Rental amortization of intangibles and depreciation	—	—	158
Income tax expense (benefit)	1,889	(5,689)	(10,534)
Adjusted EBITDA	$63,021	$46,273	$45,279
Adjusted EBITDA % of revenue	20%	17%	23%

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LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income from continuing operations to adjusted net income and net income per diluted share from continuing operations to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(in thousands, except per share amounts)
Net income from continuing operations	$24,463	$12,981	$28,362
Adjustments to reconcile to adjusted net income:
Non-cash compensation	10,797	15,982	12,097
(Gain) loss on impairments and disposal of assets	609	(2,196)	97
Acquisition expense	18	60	765
Change in fair value of contingent consideration	3,839	2,790	2,105
Severance	179	403	2,328
Litigation settlements and contingencies	(92)	8	(88)
Income tax benefit from adjusted items	(4,132)	(4,663)	(4,760)
Excess tax benefit from stock-based compensation	(2,816)	(7,723)	(14,321)
Adjusted net income	$32,865	$17,642	$26,585

Net income per diluted share from continuing operations	$1.67	$0.87	$2.05
Adjustments to reconcile net income from continuing operations to adjusted net income	0.58	0.31	(0.13)
Adjusted net income per share	$2.25	$1.18	$1.92

Weighted average diluted shares outstanding	14,632	14,908	13,850

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LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the

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company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating variable marketing margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in variable marketing expense for purposes of calculating variable marketing margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2018, in our Quarterly Report on Form 10-Q for the period ended June 30, 2019, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans and lines of credit, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to lenders and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
megan.greuling@lendingtree.com
704-943-8208